                                                                     EXHIBIT 4.2


                               WARRANT AGREEMENT

      WARRANT AGREEMENT dated as of this 27th day of March, 1996, by SEARCH CAPITAL GROUP, INC., a Delaware corporation (the "Company"), and American Securities Transfer, Inc., as Warrant Agent (the "Warrant Agent").

      WHEREAS, the Company proposes to issue and deliver its warrant certificates (the "Warrant Certificates") pursuant to Section 1145 of the Bankruptcy Code evidencing warrants (the "Warrants") to purchase up to 5,000,000 shares, subject to adjustment, of its Common Stock, which purchase shall also be pursuant to Section 1145 of the Bankruptcy Code in connection with the Plan of Reorganization (as defined below); and

      WHEREAS, the Company proposes to issue and deliver additional Warrant Certificates evidencing Warrants to purchase 676,178 additional shares, subject to adjustment, of its Common Stock;

      WHEREAS, the aggregate number of shares, subject to adjustment, to be purchased pursuant to this Warrant Agreement shall be up to 5,676,178 shares of Common Stock.

      WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, and transfer of the Warrants, the issuance of certificates representing the Warrant Certificates, the exercise of the Warrants and the rights of the holders thereof;

      NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the Warrant Certificates and the respective rights and obligations thereunder of the Company, the holders of Warrant Certificates and the Warrant Agent, the parties hereto agree as follows:

      SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

            (a) "Business Day" shall mean a day which is not a Saturday, Sunday or a day on which banking institutions are legally authorized to close in the City of New York.

            (b) "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

            (c) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 938 Quail Street, Suite 101, Lakewood, Colorado 80215.

            (d)   "Effective Date" shall means March 15, 1996.

            (e) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant is duly exercised pursuant to Section 4.

            (f) "Exercise Price" shall mean the price to be paid upon exercise of each Warrant in accordance with the terms hereof.

            (g) "Expiration Time" shall mean 5:00 P.M., New York time, on March 14, 2001, or if such date falls on a day that is not a Business Day, then the next succeeding Business Day, subject to extension pursuant to Section 5(b) hereof.

            (h) "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor thereto.

            (i) "Person" shall mean any individual or any corporation, partnership (general or limited), joint stock company, business trust, limited liability company or any other type of entity, organization or association.

            (j) "Plan of Reorganization" shall mean that Third Amended Joint Plan of Reorganization of Automobile Credit Fund 1991 - III, Inc. et al.





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
            (k) "Registered Holder" shall mean the Person in whose name any certificate representing Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

            (l) "Transfer Agent" shall mean American Securities Transfer, Inc., as the Company's transfer agent, or its authorized successor, as such.

            (m) "Warrant Agent" shall mean American Securities Transfer, Inc., or its authorized successor appointed pursuant to Section 14 hereof.

            Capitalized terms used herein, but not otherwise defined in this
Section 1, shall have the meanings ascribed to them throughout this Agreement.

      SECTION 2.  Warrants and Issuance of Warrant Certificates.

            (a) Each Warrant shall entitle the Registered Holder thereof to purchase from the Company one share of Common Stock in accordance with the terms hereof and subject to adjustment as provided herein.

            (b) As promptly as practicable after the Effective Date, Warrant Certificates representing the number of Warrants to which holders of claims shall be entitled pursuant to the Plan of Reorganization shall be executed by the Company and delivered to the Warrant Agent for distribution to such holders. Upon written order of the Company signed by its Chairman of the Board, President or a Vice President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent.

            (c) As promptly as practical after the Effective Date, Warrant Certificates representing 676,178 Warrants to be issued to Hall Financial Group, Inc. ("Hall") shall be executed by the Company and delivered to the Warrant Agent for distribution to Hall, subject to the restrictions on transfer required by law and appropriately legended to reflect such restrictions and with the corresponding stop transfer instructions in place.





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

            (d) From time to time, through the Expiration Time, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of 5,676,178 shares, subject to adjustment, of Common Stock upon the exercise of Warrants in accordance with the terms of this Agreement.

            (e) From time to time, through the Expiration Time, the Warrant Agent shall countersign and deliver Warrant Certificates in required denominations to the Persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Effective Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 7, and (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 8.

      SECTION 3.  Form and Execution of Warrant Certificates.

            (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Warrants may be listed or quoted (as the case may be) or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated,





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
lost, stolen or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the prefix W.

            (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Section 4 hereof.

      SECTION 4.  Exercise.

            (a) Each Warrant shall entitle the Registered Holder thereof, subject to the provisions of this Agreement, to purchase one share of Common Stock (subject to adjustment pursuant to Section 9 below) at the Exercise Price indicated below if the Warrant is exercised





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
during the twelve-month period beginning on March 15th of the years indicated below.

                   Twelve Months
                 Beginning March 15                     Exercise Price
                 ------------------                     --------------
                        1996                                $2.00
                        1997                                $2.25
                        1998                                $2.50
                        1999                                $2.75
                        2000                                $3.00

After the Expiration Time, the Warrants shall no longer be exercisable.

            (b) A Registered Holder of one or more Warrants may exercise all or a portion of such Warrants at any time and from time to time prior to the Expiration Time by:

                  (i) presenting and surrendering to the Warrant Agent the Warrant Certificate representing all or a portion of the Warrants desired to be exercised;

                  (ii) duly executing and delivering the subscription form on the reverse side of the Warrant Certificate (the "Subscription Form"), indicating the number of Warrants being exercised and the number of shares of Common Stock being purchased upon exercise; and

                  (iii) paying in full the Exercise Price for each Warrant being exercised by check or postal, telegraphic or express money order drawn on a commercial bank, trust company or savings and loan having an office or correspondent in the United States and made payable to the order of "Search Capital Escrow Account."

                  A Warrant will be deemed to have been exercised on the date that the Warrant Agent receives the Warrant Certificate, Subscription Form and payment in full of the Exercise Price of the Warrants being exercised. The Exercise Price shall be deemed to have





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
been received by the Warrant Agent upon (i) clearance of any uncertified check or (ii) receipt by the Warrant Agent of (A) a cashier's check, (B) certified check, (C) a check made payable by a member firm of a national securities exchange or a member of the NASD or (D) of any postal, telegraphic or express money order.

            (c) After a Warrant has been duly exercised by the holder thereof, the Company shall cause the Transfer Agent to issue certificates for the total number of whole shares of Common Stock for which the Warrants were duly exercised, and the Registered Holder shall be deemed to be the holder of record of such shares of Common Stock on the Exercise Date, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrant Holder.

            (d) If less than all of the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining number of Warrants.

            (e) Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the exercise of the Warrant to the Company or as the Company may direct in writing.

      SECTION 5.  Reservation of Shares; Listing; Payment of Taxes; etc.

            (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants and the payment of the Exercise Price shall, at the time of delivery, be duly and validly issued, fully paid, non-assessable, not subject to pre-emptive rights and free from all taxes, liens and charges with respect to the issue thereof (other





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
than those placed thereon by the Registered Holder), and that upon issuance the Company shall use commercially reasonable efforts to cause such shares to be listed on each national securities exchange or automated quotation system, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

            (b) The Company shall pay all documentary, stamp or similar taxes or other governmental charges that may be imposed with respect to the issuance of Common Stock, or the issuance or delivery of any shares upon exercise of the Warrants; provided, however, that if any shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the Person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

            (c) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock required upon exercise of the Warrants and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent (if the Transfer Agent is not also the Warrant Agent or an affiliate thereof) of the Company for shares of Common Stock issuable upon exercise of the Warrants.

      SECTION 6.  Exchange and Registration of Transfer.

            (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly





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
endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor a Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

            (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer or partial transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees (and to the transferor, in the case of a partial transfer) a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

            (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in a form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

            (d) If a service charge is imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates, the Company will pay such service charge. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

            (e) All Warrant Certificates surrendered for exercise or for exchange in the case of mutilated Warrant Certificates shall be promptly cancelled by the Warrant Agent and





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
thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent or disposed of or destroyed, at the direction of the Company.

            (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice of the contrary.

      SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to the Company, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of appropriate notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

      SECTION 8. Redemption. (a) Within 90 days following the Expiration Time, the Company shall redeem all Warrants remaining unexercised at the Expiration Time at a redemption price (the "Redemption Price") of $0.25 per Warrant; provided, however, that in the event the funds of the Company legally available for redemption of such Warrants are insufficient to redeem all such Warrants, then the funds of the Company, to the extent legally available for such purpose, shall be used to redeem the number of Warrants which may be





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
redeemed. At any time and from time to time thereafter as additional funds of the Company are legally available for the redemption of Warrants, such funds shall promptly be used to redeem additional Warrants until all Warrants have been redeemed.

            (b) Notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days nor more than 60 days prior to the date of the redemption (the "Redemption Date"), to each Record Holder at such holder's address as the same appears on the Warrant registry. Each such notice shall state: (i) the Redemption Date; (ii) the number of Warrants to be redeemed and, if less than all the Warrants held by such holder are to be redeemed from such holder, the number of Warrants to be redeemed from such holder; (iii) the Redemption Price and (iv) the place where Warrant Certificates are to be surrendered for payment of the Redemption Price. Any notice given in such manner shall be conclusively deemed to have been duly given whether or not such notice is in fact received.

            (c) From and after the Redemption Date the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

      SECTION 9. Adjustments to Shares of Common Stock Purchasable.

      The number of shares of Common Stock purchasable upon exercise of a Warrant shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 9.





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

            9.1   Mechanical Adjustments.

            (a) If at any time prior to the termination of this Agreement pursuant to Section 18 the Company shall (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, other than a dividend paid in the form of Common Stock that is paid to the holders of the Company's 9%/7% Convertible Preferred Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then immediately after the occurrence of such event the number of shares of Common Stock for which a Warrant is exercisable shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which a Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event.

            (b) In the event of a (i) recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock that is accounted for elsewhere herein), (ii) consolidation or merger of the Company with or into another person or any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) sale or transfer of all or substantially all of the assets of the Company (other than a sale-leaseback, farm-out, collateral assignment, mortgage or other similar financing transaction), or
(iv) compulsory share exchange, pursuant to any of which holders of Common Stock shall be entitled to receive other securities, cash or other property, then there shall be no adjustment in the Exercise Price but appropriate provision shall be made so that each holder of a Warrant shall





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
have the right thereafter, upon exercise of such Warrant, to receive the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange assuming such holder of Common Stock exercised such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange as elected by a plurality of the electing shares. The Company shall not enter into any such merger, consolidation or sale unless the company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in this Section 9.

            9.2 Issuance of Additional Shares of Common Stock. If at any time prior to the termination of this Agreement pursuant to Section 18, the Company shall issue or sell any additional shares of Common Stock (other than pursuant to employee stock options granted in good faith by the Board of Directors) for consideration in an amount per additional share of Common Stock less than the then current market price per share of the Common Stock, then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale by a fraction (A) the





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
numerator of which shall be the then current market price per share of Common Stock, and (B) the denominator of which shall be the per share consideration at which such additional shares of Common Stock are issued or sold.

            9.3 Notices of Adjustment. Whenever the number of shares of Common Stock is adjusted as herein provided, the Company shall promptly mail or cause to be mailed to the Registered Holder a notice setting forth the adjusted number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the facts requiring such adjustment and the calculation on which adjustment is based, which notice shall be conclusive evidence of the correctness of such adjustment.

            9.4 No Adjustment for Cash Dividends. No adjustment in respect of any cash dividends other than extraordinary or liquidating dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

            9.5 Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, which action will have an adverse effect upon the rights of the Registered Holders, then upon the request of Registered Holders holding more than 50% of the Warrants, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

            9.6 Form of Warrant After Adjustments. The form of this Warrant need not be changed because of any adjustments in the number or kind of the shares of Common Stock, and Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in this Warrant, as initially issued.

            9.7 Treatment of Registered Holder. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Registered Holder as the





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
absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

            9.8 Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section be issuable on the exercise of a Warrant, the Company shall pay an amount in cash calculated by it to be equal to the then current market value per share of Common Stock multiplied by such fraction computed to the nearest whole cent.

      SECTION 10. Registered Holders Not Deemed Stockholders. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights.

      SECTION 11. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in





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
his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

      SECTION 12. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and cancelled by it and retired. The Warrant Agent shall also cancel Warrant Certificates following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split up, combination or exchange.

      SECTION 13. Information. The Company will deliver to each Registered Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally.

      SECTION 14. Limitation of Liability. No provision hereof, in the absence of affirmative action by a Registered Holder to purchase shares of Common Stock, shall give rise to any liability of such Holder as a stockholder of the Company.

      SECTION 15. Concerning the Warrant Agent. By the execution of this Agreement, the Company hereby appoints American Securities Transfer, Inc. to act as Warrant Agent pursuant to the terms hereof and American Securities Transfer, Inc. hereby accepts such appointment. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise or conversion of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.





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
      The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

      The Warrant Agent may, at its own expense, at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

      Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, or its Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine and signed or given by an authorized person.

      The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder, other than legal fees and expenses incurred by the Warrant Agent as provided above; it further agrees to indemnify the





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Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

      The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to each Registered Holder at the Company's expense. Upon such resignation or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then any Registered Holder may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new Warrant Agent is received by the Company, such new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning





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
Warrant Agent and shall forthwith cause a copy of such notice to be mailed to each Registered Holder.

      Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding by operation of law to the trust business of the Warrant Agent shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to each Registered Holder.

      Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

      SECTION 16. Modification of Agreement. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement
(i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained, or (ii) that they may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented, altered or amended in any other respect except with the consent in writing of Registered Holders holding not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Exercise Price therefor, or the acceleration of the Expiration Time shall be made without the consent in writing of Registered Holders holding not less than 50% of the Warrants then outstanding.

      SECTION 17. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 700 N. Pearl Street, LB 401, Dallas, Texas 75201, attention:
Secretary, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; if to the Warrant Agent, at its Corporate Office.

      SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

      SECTION 19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

      SECTION 20. Termination. This Agreement shall terminate at such time at which all of the Warrants are redeemed by the Company pursuant to Section 8 hereof or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 4 hereof shall survive such termination.

      SECTION 21. Counterparts. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.





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
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        SEARCH CAPITAL GROUP, INC.


                                        By: /s/ ROBERT D. IDZI
                                           -----------------------------------
                                        Printed Name: Robert D. Idzi
                                                     -------------------------
                                        Title: EVP & CFO
                                              --------------------------------


                                        AMERICAN SECURITIES TRANSFER, INC.
                                        WARRANT AGENT:


                                        By: /s/ FRED BORRIGS, JR.
                                           -----------------------------------
                                        Printed Name: Fred Borrigs, Jr.
                                                     -------------------------
                                        Title: Vice President
                                              --------------------------------




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